UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2005

Lincoln Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	000-25219 (Commission File Number)	35-2055553 (IRS Employer Identification No.)

905 Southfield Drive, Plainfield, Indiana (Address of Principal Executive Offices)	46168-0510 (Zip Code)

(317) 839-6539
(Registrant’s Telephone Number, Including Area Code)

1121 East Main Street, Plainfield, Indiana 46168-0510
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

     On March 15, 2005, the Board of Directors considered and approved the First Amendment to Restated Lincoln Bank Deferred Director Supplemental Retirement Plan (the “Amendment”). The purpose of the Amendment is to bring the Restated Lincoln Bank Deferred Director Supplemental Retirement Plan into compliance with the American Jobs Creation Act of 2004 by, among other things, tracking the new tax legislation’s definitions of disability and change in control, and providing for the payout of benefits in installments in the event of a change in control. The Amendment will apply to benefits which accrue after December 31, 2004. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

     On March 15, 2005, the Board of Directors also considered and approved the amendment and restatement of the Unfunded Deferred Compensation Plan for the Directors of Lincoln Bank, effective as of January 1, 2005 (the “Restated Unfunded Plan”). The purpose of amending and restating the Restated Unfunded Plan is to bring it into compliance with the American Jobs Creation Act of 2004. The amendments to the Restated Unfunded Plan include provisions conforming it to the tax legislation in connection with restricting the ability to modify the manner of payment of benefits, adding required language relating to separation from service, and providing for a six month delay in commencement of benefits to key employees after separation from service. In addition, the Restated Unfunded Plan provides for the payout of benefits in installments in the event of a change in control. A copy of the Restated Unfunded Plan is attached hereto as Exhibit 10.2 and incorporated herein by this reference

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

	10.1	First Amendment to Restated Lincoln Bank Deferred Director Supplemental Retirement Plan

	10.2	Unfunded Deferred Compensation Plan for the Directors of Lincoln Bank (As Amended and Restated Effective January 1, 2005)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 21, 2005

LINCOLN BANCORP By: /s/ John M. Baer —————————————— John M. Baer Secretary and Treasurer
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EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	First Amendment to Restated Lincoln Bank Deferred Director Supplemental Retirement Plan

10.2	Unfunded Deferred Compensation Plan for the Directors of Lincoln Bank (As Amended and Restated Effective January 1, 2005)

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